Exhibit 5.1

1460 El Camino Real, 2nd Floor Menlo Park, CA 94025-4110 +1.650.383.3600

October 19, 2022

AEye, Inc.

One Park Place, Suite 200

Dublin, CA 94568

AEye, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to AEye, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of the Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of the offer and sale from time to time by the selling stockholders (the “Selling Stockholders”) covered by the Registration Statement of 32,157,892 shares of common stock, par value $0.0001, of the Company (“Common Stock”), of which (i) 40,000 shares (the “Outstanding Shares”) of Common Stock are issued and outstanding and held by certain Selling Stockholders, (ii) up to 30,367,892 shares (the “Note Shares”) of Common Stock are issuable upon conversion of a convertible note purchased by 3i, LP (the “Note”) and (iii) 1,750,000 shares (the “Warrant Shares”) of Common Stock are issuable upon exercise of a warrant to purchase Common Stock held by 3i, LP (the “Warrant”), each as described in the prospectus forming a part of the Registration Statement (the “Prospectus”).

In rendering the opinions expressed below, we have reviewed originals or copies of the following documents (the “Opinion Documents”):

(a)	The Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, in each case, as amended through the date hereof;
(b)	The Registration Statement;
(c)	The Prospectus; and

SHEARMAN.COM
Shearman & Sterling LLP is a limited liability partnership organized in the United States under the laws of the state of Delaware, which laws limit the personal liability of partners.

(d)	Such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below, including the forms of the Note and the Warrant, filed as Exhibits 4.5 and 4.6, respectively, to the Registration Statement.

In our review of the Opinion Documents, we have assumed:

(a)	The genuineness of all signatures;
(b)	The authenticity of the originals of the documents submitted to us;
(c)	The conformity to authentic originals of any documents submitted to us as copies; and
(d)	As to matters of fact, the truthfulness of the representations made in the Opinion Documents, and in certificates of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.	The Outstanding Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable;
2.	The Note Shares have been duly authorized by the Company, and when issued and delivered by the Company upon conversion of the Note in accordance with the terms thereof, will be validly issued, fully paid and non-assessable; and
3.	The Warrant Shares have been duly authorized by the Company, and when issued and delivered by the Company upon exercise of the Warrant in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

 This opinion letter is limited to the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.

This opinion letter is delivered to you in connection with the filing of the Registration Statement. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter and which might affect the opinions expressed herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

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CMF